SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 11, 2002
                                                         ----------------


                                  GENUITY INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                 000-30837              74-2864824
  ---------------------------     --------------------   -----------------
 (State or Other Jurisdiction    (Commission File        (I.R.S. Employer
         of Incorporation)       Number)                 Identification No.)


    225 Presidential Way, Woburn, MA                        01801
  ------------------------------------                    ----------
 (Address of Principal Executive Offices)                  (Zip Code)



      Registrant's Telephone Number, including Area Code:  (781) 865-2000
                                                           --------------




                           This is Page 1 of 4 Pages.
                        Exhibit Index appears on Page 4.


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Item 5.           Other Events

On October 11, 2002, Genuity Inc., a Delaware corporation, announced that it had received an additional 15-day extension, or "standstill," from its lenders as the parties work toward restructuring Genuity's credit facilities with its global consortium of banks and Verizon Communications Inc. As part of this latest standstill agreement, Genuity made a payment of $12.5 million to the bank group.

The new standstill was agreed upon by all of the banks that provided the $723 million in funding that Genuity received in July 2002 as part of its $2 billion line of credit, as well as from Verizon, which previously loaned Genuity $1.15 billion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.
                  ---------

                  99.1     Press Release dated October 11, 2002 of Genuity Inc.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GENUITY INC.


                              By:    /s/ Daniel P. O'Brien
                                 -----------------------------------------
                                   Name:    Daniel P. O'Brien
                                   Title:   Executive Vice President and
                                            Chief Financial Officer


Date: October 14, 2002


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                                  EXHIBIT INDEX

Exhibit No.                     Description of Exhibits                 Page
----------                      -----------------------                 ----
   99.1        Press Release dated October 11, 2002 of Genuity Inc.      5






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